Exhibit 99.1

2U Reports Strong Results for First Quarter 2023

LANHAM, Md. — April 26, 2023 — 2U, Inc. (Nasdaq: TWOU), a leading online education platform company, today reported financial and operating results for the quarter ended March 31, 2023.

Results for First Quarter 2023 compared to First Quarter 2022

•	Revenue decreased 6% to $238.5 million

•	Degree Program Segment revenue decreased 9% to $140.5 million

•	Alternative Credential Segment revenue decreased 1% to $98.0 million

•	Net loss improved 57% to $54.1 million, or $0.68 per share

•	Cash provided by operating activities on a trailing twelve month basis increased to $38.5 million

Non-GAAP Results for First Quarter 2023 compared to First Quarter 2022

•	Adjusted EBITDA increased 146% to $30.2 million; a margin of 13%

•	Adjusted net loss improved 59% to $7.6 million, or $0.10 per share

•	Adjusted unlevered free cash flow on a trailing twelve month basis increased to $58.5 million

“We’re thrilled to report that we achieved positive adjusted free cash flow for the first time in our history, delivering a 146% increase in adjusted EBITDA. We generated three million new learner prospects and our enterprise channel grew 57%,” said Christopher “Chip” Paucek, Co-Founder and CEO of 2U. “These results are a testament to our strong execution, best-in-class edX platform, and commitment to efficiency.”

“Our platform strategy has contributed to these strong results, creating a sound financial foundation and setting the stage for future top-line growth and sustained value creation for our shareholders,” added Paul Lalljie, 2U’s Chief Financial Officer. “This leads us to affirm our revenue guidance and increase our adjusted EBITDA guidance for the full year.”

Discussion of First Quarter 2023 Results

Revenue for the quarter totaled $238.5 million, a 6% decrease from $253.3 million in the first quarter of 2022. Revenue from the Degree Program Segment decreased $13.7 million, or 9%, due to a decrease in full course equivalent (FCE) enrollments of 11%, partially offset by a 3% increase in average revenue per FCE enrollment. Revenue from the Alternative Credential Segment decreased $1.1 million, or 1%, primarily due to a decrease in FCE enrollments of 3%, partially offset by a 5% increase in average revenue per FCE enrollment.

Costs and expenses for the quarter totaled $258.7 million, a 29% decrease from $364.7 million in the first quarter of 2022. Costs and expenses for the first quarter of 2022 included $58.8 million of non-cash impairment charges in our Alternative Credential Segment. The remaining decrease of $47.2 million was primarily driven by a $19.6 million decrease in personnel and personnel-related expense, a $19.3 million decrease in paid marketing costs in connection with the platform strategy, a $4.4 million decrease in depreciation and amortization expense, and a $2.0 million decrease in litigation expense. These decreases were partially offset by an increase of $4.1 million in restructuring charges.

As of March 31, 2023, the company’s cash, cash equivalents, and restricted cash totaled $109.3 million, a decrease of $73.3 million from $182.6 million as of December 31, 2022. Cash provided by operations was $27.5 million, cash used in investing activities was $11.8 million and cash used in financing activities was $89.5 million. Adjusted unlevered free cash flow was $58.5 million for the twelve months ended March 31, 2023 and compares with adjusted unlevered free cash flow of $11.5 million for the twelve months ended December 31, 2022.

Business Outlook for Fiscal Year 2023

The company affirmed its revenue guidance provided on February 2, 2023 and updated its guidance for net loss and adjusted EBITDA as follows:

•	Revenue to range from $985 million to $995 million, representing growth of 3% at the midpoint

•	Net loss to range from $93 million to $87 million

•	Adjusted EBITDA to range from $157 million to $163 million, representing growth of 28% at the midpoint

New Offerings, Partnerships and Highlights

•

Announced two new degree programs under the flexible degree model with Cabrini University including a Doctorate in Educational Leadership and Master of Education in Curriculum, Instruction, and Assessment. In addition, Cabrini will launch a MicroMasters® program in education and a MicroBachelors® program in social sciences.

•

Extended Southern Methodist University’s contract to support its Online Master of Science in Data Science through 2027 and announced plans for two new Professional Certificate programs in data science.

•	Signed a new flex degree agreement with Arcadia University to launch their online Doctor of Education program.

•	Launched new executive education courses from HEC Paris.

•	Announced new professional certificate programs including:

•	Two programs in Blockchain and Digital Assets from The DEC Institute,

•	Six programs from LEORON, the first Arabic language educational programs on edX,

•	Business-critical skill programs from SDA Bocconi School of Management, and

•	A QuickBooks certification from Inuit, Teaching English as a Foreign Language from The TEFL org and aviation technician programs from Lufthansa Technical Training.

•	Announced new platform innovations including:

•

MicroBootCampsTM - a new stackable credential designed to provide companies and professionals with a flexible, affordable, and on-demand learning pathway to build progressive skills in key technical fields.

•	Try It Courses - free courses lasting 1 - 2 hours which introduce learners to new topics and skills.

•	edX was named to Fast Company’s 2023 list of the World’s Most Innovative Companies for pioneering Access Partnerships, a sustainable and scalable workforce training model, powered by boot camps.

•

Launched over 130 new edX courses from 50 unique institutions during the quarter. Welcomed new edX members, including Arcadia University, BoxPlay, Cabrini University, Dr. Deepak Chopra’s ChopraX, The DEC Institute, LEORON, Lufthansa Technical Training, Project University, the Raspberry Pi Foundation, SDA Bocconi, Southern Methodist University, Tel Aviv University, The TEFL org, the University of Cape Town and WOBI.

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), adjusted EBITDA margin, adjusted free cash flow, adjusted unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), other income (expense), net, taxes, depreciation and amortization expense, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, debt modification expense and loss on debt extinguishment, and stock-based compensation expense. The company defines adjusted EBITDA margin as adjusted EBITDA divided by revenue. The company defines adjusted free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, and certain non-ordinary cash payments. The company defines adjusted unlevered free cash flow as adjusted free cash flow less cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before other income (expense), net, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, debt modification expense and loss on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described above may not be applicable in any given reporting period and may vary from period to period.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), adjusted free cash flow, adjusted unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U’s first quarter 2023 financial results conference call
When:	Wednesday, April 26, 2023
Time:	4:30 p.m. ET
Live Call:	(888) 330-2446
Conference ID #:	1153388
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

As the parent company of edX, a leading global online learning platform, 2U provides 76 million people worldwide with access to world-class education in partnership with more than 250 colleges, universities, and corporations. Our people and technology are powering more than 4,200 digital education offerings — from free courses to full degrees — and helping unlock human potential. To learn more: visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the company’s ability to maintain minimum recurring revenues or other financial ratios through the maturity date of our amended term loan facilities;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its offerings;

•	the company’s ability to acquire new clients and expand its offerings with existing university clients;

•

the company’s ability to successfully integrate the operations of its acquisitions, including the edX acquisition, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•

the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indentures governing its 2.25% convertible senior notes due 2025 and 4.50% convertible senior notes due 2030 and the credit agreement governing its revolving credit facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy, including internationally and grow its enterprise business;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in laws, regulations or guidance applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the potential negative impact of the significant decline in the market price of the company’s common stock, including the impairment of goodwill and indefinite-lived intangible assets;

•	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: investorinfo@2U.com

Media Contact: media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$94,175	$167,518
Restricted cash	15,111	15,060
Accounts receivable, net	72,815	62,826
Other receivables, net	31,763	33,813
Prepaid expenses and other assets	44,114	43,090
Total current assets	257,978	322,307
Other receivables, net, non-current	14,725	14,788
Property and equipment, net	44,165	45,855

Right-of-use assets	70,020	72,361
Goodwill	732,349	734,620
Intangible assets, net	532,695	549,755
Other assets, non-current	73,263	71,173

Total assets	$1,725,195	$1,810,859

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$126,305	$110,020
Deferred revenue	114,957	90,161
Lease liability	14,324	13,909
Accrued restructuring liability	4,529	6,692
Other current liabilities	53,776	58,210

Total current liabilities	313,891	278,992
Long-term debt	854,348	928,564
Deferred tax liabilities, net	293	282
Lease liability, non-current	95,215	99,709
Other liabilities, non-current	1,808	1,796

Total liabilities	1,265,555	1,309,343

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 79,606,757 shares issued and outstanding as of March 31, 2023; 78,334,666 shares issued and outstanding as of December 31, 2022	80	78
Additional paid-in capital	1,716,342	1,700,855
Accumulated deficit	(1,234,034)	(1,179,972)
Accumulated other comprehensive loss	(22,748)	(19,445)

Total stockholders’ equity	459,640	501,516

Total liabilities and stockholders’ equity	$1,725,195	$1,810,859

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022

	(unaudited)
Revenue	$238,504	$253,329
Costs and expenses
Curriculum and teaching	32,840	33,230
Servicing and support	36,109	39,624
Technology and content development	45,484	51,057
Marketing and sales	100,175	130,982
General and administrative	39,250	50,235
Restructuring charges	4,875	787
Impairment charges	—	58,782

Total costs and expenses	258,733	364,697

Loss from operations	(20,229)	(111,368)
Interest income	365	257
Interest expense	(17,957)	(13,890)
Debt modification expense and loss on debt extinguishment	(16,735)	—
Other income (expense), net	607	(1,030)

Loss before income taxes	(53,949)	(126,031)
Income tax (expense) benefit	(113)	251

Net loss	$(54,062)	$(125,780)

Net loss per share, basic and diluted	$(0.68)	$(1.65)

Weighted-average shares of common stock outstanding, basic and diluted	79,310,434	76,271,855

Other comprehensive (loss) income
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(3,303)	7,329

Comprehensive loss	$(57,365)	$(118,451)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2023	2022

	(unaudited)
Cash flows from operating activities
Net loss	$(54,062)	$(125,780)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash interest expense	3,532	4,254
Depreciation and amortization expense	30,020	34,415
Stock-based compensation expense	14,563	24,424
Non-cash lease expense	4,457	5,750
Impairment charges	—	58,782
Provision for credit losses	2,497	2,350
Loss on debt extinguishment	12,123	—
Other	(598)	1,378
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(11,455)	(12,012)
Other receivables, net	947	(1,206)
Prepaid expenses and other assets	(1,213)	(1,419)
Accounts payable and accrued expenses	11,158	(11,944)
Deferred revenue	24,674	29,614
Other liabilities, net	(9,165)	(8,672)

Net cash provided by (used in) operating activities	27,478	(66)
Cash flows from investing activities
Purchase of a business, net of cash acquired	—	4,960
Additions of amortizable intangible assets	(10,586)	(17,487)
Purchases of property and equipment	(1,222)	(1,769)

Net cash used in investing activities	(11,808)	(14,296)
Cash flows from financing activities
Proceeds from debt	239,223	33
Payments on debt	(321,078)	(1,903)
Prepayment premium on extinguishment of senior secured term loan facility	(5,666)	—
Payment of debt issuance costs	(2,867)	—
Tax withholding payments associated with settlement of restricted stock units	(361)	(919)
Proceeds from exercise of stock options	110	875
Proceeds from employee stock purchase plan share purchases	1,176	—

Net cash used in financing activities	(89,463)	(1,914)
Effect of exchange rate changes on cash	501	(36)

Net decrease in cash, cash equivalents and restricted cash	(73,292)	(16,312)
Cash, cash equivalents and restricted cash, beginning of period	182,578	249,909

Cash, cash equivalents and restricted cash, end of period	$109,286	$233,597

2U, Inc.

Reconciliation of Non-GAAP Measures - Adjusted EBITDA

(unaudited)

The following table presents a reconciliation of adjusted EBITDA to net loss for each of the periods indicated.

	Three Months Ended March 31,
	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$238,504	$253,329

Net loss	$(54,062)	$(125,780)
Stock-based compensation expense	14,563	24,424
Other (income) expense, net	(607)	1,030
Amortization of acquired intangible assets	9,936	17,491
Income tax benefit on amortization of acquired intangible assets	(19)	(435)
Impairment charges	—	58,782
Debt modification expense and loss on debt extinguishment	16,735	—
Restructuring charges	4,875	787
Other*	962	5,240

Adjusted net loss	(7,617)	(18,461)

Net interest expense	17,592	13,633
Income tax expense	132	184
Depreciation and amortization expense	20,084	16,924

Adjusted EBITDA	$30,191	$12,280

Adjusted EBITDA margin	13%	5%

Net loss per share, basic and diluted	$(0.68)	$(1.65)

Adjusted net loss per share, basic and diluted	$(0.10)	$(0.24)

Weighted-average shares of common stock outstanding, basic and diluted	79,310,434	76,271,855

*

Includes (i) transaction and integration expense of $0.1 million and $2.4 million for the three months ended March 31, 2023 and 2022, respectively, and (ii) stockholder activism and litigation-related expense of $0.8 million and $2.8 million for the three months ended March 31, 2023 and 2022, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures - Adjusted EBITDA by Segment

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss by segment for each of the periods indicated.

	Degree Program Segment		Alternative Credential Segment		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2023	2022	2023	2022	2023	2022

			(in thousands)
Revenue	$140,480	$154,167	$98,024	$99,162	$238,504	$253,329

Net loss	$(13,077)	$(10,782)	$(40,985)	$(114,998)	$(54,062)	$(125,780)
Adjustments:
Stock-based compensation expense	8,135	13,365	6,428	11,059	14,563	24,424
Other (income) expense, net	(1,203)	552	596	478	(607)	1,030
Net interest expense (income)	17,649	13,702	(57)	(69)	17,592	13,633
Income tax expense (benefit)	96	(102)	17	(149)	113	(251)
Depreciation and amortization expense	13,818	13,893	16,202	20,522	30,020	34,415
Impairment charges	—	—	—	58,782	—	58,782
Debt modification expense and loss on debt extinguishment	16,735	—	—	—	16,735	—
Restructuring charges	4,107	688	768	99	4,875	787
Other	944	4,502	18	738	962	5,240

Total adjustments	60,281	46,600	23,972	91,460	84,253	138,060

Total adjusted EBITDA (loss)	$47,204	$35,818	$(17,013)	$(23,538)	$30,191	$12,280

Adjusted EBITDA margin	34%	23%	(17)%	(24)%	13%	5%

2U, Inc.

Reconciliation of Non-GAAP Measures - Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow

(unaudited)

The following table presents a reconciliation of adjusted unlevered free cash flow to net cash provided by (used in) operating activities for each of the twelve-month periods indicated.

	Trailing Twelve Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

	(in thousands)
Net cash provided by (used in) operating activities	$38,472	$10,927	$(16,378)	$12,765
Additions of amortizable intangible assets	(55,544)	(62,445)	(65,522)	(65,533)
Purchases of property and equipment	(11,210)	(11,755)	(13,168)	(12,555)
Payments to university clients	6,425	6,775	6,775	7,025
Non-ordinary cash payments*	32,282	24,157	30,812	25,229

Adjusted free cash flow	10,425	(32,341)	(57,481)	(33,069)
Cash interest payments on debt	48,118	43,826	56,175	44,532

Adjusted unlevered free cash flow	$58,543	$11,485	$(1,306)	$11,463

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related expense.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated.

Year Ending December 31, 2023
(in millions)
Net loss	$(90.0)
Stock-based compensation expense	58.0
Amortization of acquired intangible assets	30.0
Debt modification expense and loss on extinguishment	16.7
Restructuring	4.9
Other	0.4

Adjusted net income	20.0
Net interest expense	70.0
Depreciation and amortization expense	70.0

Adjusted EBITDA	$160.0

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Degree Program Segment

The following table presents FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q1 ‘23	Q4 ‘22	Q3 ‘22	Q2 ‘22	Q1 ‘22	Q4 ‘21	Q3 ‘21	Q2 ‘21
Degree Program Segment FCE enrollments	55,491	53,631	57,092	60,303	62,609	58,967	57,842	60,429
Degree Program Segment average revenue per FCE enrollment	$2,532	$2,557	$2,404	$2,373	$2,462	$2,585	$2,555	$2,420

Alternative Credential Segment*

The following table presents FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q1 ‘23	Q4 ‘22	Q3 ‘22	Q2 ‘22	Q1 ‘22	Q4 ‘21	Q3 ‘21	Q2 ‘21
Alternative Credential Segment FCE enrollments	21,990	24,236	23,128	23,443	22,664	21,153	20,174	23,679
Alternative Credential Segment average revenue per FCE enrollment	$4,193	$3,840	$3,850	$3,891	$4,012	$4,312	$4,193	$3,843

*

FCE enrollments and average revenue per FCE enrollment exclude the impact of enrollments in edX offerings and the related revenue of $5.8 million and $8.2 million for the three months ended March 31, 2023 and 2022, respectively.